UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850

(Address of Principal Executive Offices) (Zip Code)

(301) 592-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 14, 2014, John T. Schwieters notified Choice Hotels International, Inc. (the “Company”) that he is retiring from the Board of Directors effective at the Company’s 2014 Annual Meeting of shareholders on May 8, 2014. Mr. Schwieters’ decision to retire from the Board of Directors was not due to a disagreement with the Company.

(d) On March 13, 2014, the Company’s Board of Directors appointed Monte J.M. Koch as a Class II Director, for a term expiring at the 2014 Annual Meeting of shareholders. Mr. Koch’s compensation for services as director will be consistent with that of the Company’s other non-employee directors. The information required by Item 404(a) of Regulation S-K is not yet determined at the time of this filing. The Company’s Board of Directors has not determined at this time to which of its committees, if any, Mr. Koch will be appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	Choice Hotels International, Inc.

	By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

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